B.J. Price Geological Consultants Inc.

Barry James Price, M.Sc., P.Geo., Consulting Geologist
Ste 1028 -470 Granville St. Vancouver B.C., V6C 1V5
TEL: 604-682-1501  Home 987-8950  FAX: 604-684-4297
e-mail: bpricegeol@telus.net

February 25, 2005

CONSENT OF GEOLOGICAL CONSULTANT

Re: Prospectus of Darwin Resources Corp dated February 25, 2005

We hereby consent to the inclusion and reference of our report dated February 2, 2005, entitled “Geological Report, Iron 1 Mineral Claims”, in the Form SB-2 Registration Statement to be filed by Darwin Resources Corp. with the United States Securities and Exchange Commission. We concur with the summary of the aforesaid report incorporated into the Prospectus of Darwin Resources Corp., and consent to our being named as an expert therein.

Dated the February 25, 2005

B. J. Price Geological Consultants Inc.

Per /s/Barry J. Price
      Barry J. Price, M.Sc., P.Geo.

Per/s/Barry J. Price
     Barry J. Price, M.Sc., P.Geo., individually

Geological Consulting and Valuations